Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces

First Quarter 2012 Financial Results

First Quarter Revenue Grows 22% Year-over-Year to a Record $20.7 million

Carlsbad, Calif. – May 2, 2012 – MaxLinear, Inc. (NYSE: MXL), a provider of integrated, radio-frequency (RF) and mixed-signal semiconductor solutions for broadband communications applications, today announced financial results for the first quarter ended March 31, 2012.

Management Commentary

“In the first quarter of 2012, we experienced strong sequential growth in our Cable revenues as we delivered record high revenue for the company that was above our guidance range. Simultaneously, we bolstered our position in the Cable segment with announcements of industry-leading Full Spectrum Capture (FSCTM) Cable receivers, which represent the 4th Generation of our CMOS RF Broadband Reception Technology platform,” commented Kishore Seendripu, Ph.D, Chairman and CEO. “We continue to generate strong design win momentum in strategic growth areas for the Company across both Cable, and Terrestrial applications. We are excited about our revenue growth opportunities, and look forward to the launch of new and innovative product offerings, later in 2012, which will further expand our addressable market.”

Generally Accepted Accounting Principles (GAAP) Results

Net revenue for the first quarter of 2012 was $20.7 million, an increase of 7.2 percent compared to the fourth quarter of 2011 and an increase of 22.3 percent compared to the first quarter of 2011. Gross profit in the first quarter of 2012 was 60 percent of revenue, compared to 61 percent in the fourth quarter of 2011 and 64 percent in the first quarter of 2011.

Net loss for the first quarter of 2012 was $6.6 million, or $0.20 per share (diluted), compared with net losses of $4.7 million, or $0.14 per share (diluted), for the fourth quarter of 2011 and $1.1 million, or $0.04 per share (diluted), for the first quarter of 2011.

GAAP operating results for the first quarter of fiscal 2012 include $1.1 million in professional fees arising from a voluntary export compliance review initiated by the audit committee that was disclosed in our fiscal fourth quarter 2011 results and in our most recent Form 10-K filed on March 14, 2012. In connection with the review, we previously announced a $0.8 million charge in the fourth quarter of 2011 relating to potential fines and penalties. The audit committee completed its review in March 2012, and the Company is now preparing final voluntary disclosures to be submitted to applicable government agencies.

Cash, cash equivalents and short and long-term investments totaled $83.4 million at March 31, 2012, compared to $85.7 million at December 31, 2011. Cash flow used in operations totaled $1.1 million in the first quarter of 2012.

Non-GAAP Results

Non-GAAP gross profit in the first quarter of 2012 was 60 percent of revenue, compared to 61 percent in the fourth quarter of 2011 and 64 percent in the first quarter of 2011.

Non-GAAP net loss for the first quarter of 2012 was $2.0 million, or $0.06 per share (diluted), compared to net losses of $1.5 million, or $0.05 per share (diluted) in the fourth quarter of 2011 and $0.1 million, or $0.00 per share (diluted), for the first quarter of 2011.

Conference Call Details

MaxLinear will host its first quarter 2012 financial results conference call today, May 2, 2012 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-888-549-7880 / US toll: 1-480-629-9722 with conference ID: 4532678. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website and will be archived and available after the call at http//:investors.maxlinear.com until May 16, 2012. A replay of the conference call will also be available until May 16, 2012 by dialing toll free 1-800-406-7325 or 1-303-590-3030 and referencing passcode: 4532678.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, trends and growth opportunities in specific product markets such as cable and terrestrial applications, and opportunities associated with new product offerings and our strategy to expand our addressable market. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Risks and uncertainties affecting our business and operating results, include, among others, intense competition in our industry; uncertainties concerning how end user markets for our products will develop, including end user markets for the cable and terrestrial applications of our products as well as end user markets for products currently in development; our ability to develop and introduce new and enhanced products on a timely basis and achieve market acceptance of those products, particularly as we seek to expand outside of our historic markets; our dependence on a limited number of customers for a substantial portion of our revenues; the timing and development of the global transition from analog to digital television; intellectual property risks; our lack of long-term supply contracts and dependence on limited sources of supply; and potential decreases in average selling prices for our products. In addition, with respect to our recently completed export control compliance review, we face risks associated with the potential for government enforcement proceedings and the assessment of civil or criminal fines or penalties materially in excess of those currently estimated and accrued. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC), including our most recent Annual Report on Form 10-K. Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which MaxLinear expects to file with the SEC in May 2012.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income (loss), income (loss) from operations, gross profit, and earnings (loss) per share. These supplemental measures exclude the effects of (i) stock-based compensation expense and its related tax effect, if any; (ii) an accrual related to our performance based bonus plan for 2012, which if achieved will be settled in stock in 2013; (iii) expenses associated with our acquisition of certain new market related IP licenses; and (iv) estimated fines and penalties and non-recurring professional fees related to our previously disclosed export compliance matters. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and other one-time expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures in some cases better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. In addition, we exclude the related tax effect of stock-based compensation expense, if any, from non-GAAP net income.

Any bonus payments under our 2012 bonus plans will be settled through the issuance of Class A common stock under our equity incentive plans. While we include the dilutive impact of equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Expenses incurred in relation to the purchase of certain new market related IP licenses and estimated fines and penalties and professional fees related to export compliance matters are non-recurring; therefore, we do not believe these are indicative of our core operating performance.

Expenses incurred in relation to our export compliance review include (i) charges accrued in the fourth quarter of 2011 relating to estimates of potential export compliance fines and penalties and (ii) professional fees incurred in the first quarter of 2012 as a result of the Audit Committee’s review and the preparation of final voluntary disclosures to governmental agencies. The Audit Committee’s review was completed during the first quarter of 2012, and we currently expect to submit final voluntary disclosures to the appropriate governmental agencies in the second quarter of 2012. Because these expenses are unrelated to our operating business, we do not believe they are indicative of our core operating performance.

Reconciliations of non-GAAP measures disclosed in this press release appear below.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of integrated, radio-frequency (RF) and mixed-signal semiconductor solutions for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contacts:

Nick Kormeluk

IR Sense

Tel: 949-415-7745

nick@irsense.com

MaxLinear, Inc. Corporate Contact:

Adam Spice

Chief Financial Officer

Tel: 760-692-0711, Extension 196

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$23,796	$28,026
Short-term investments, available-for-sale	52,299	47,156
Accounts receivable	11,069	10,421
Inventory	6,766	8,082
Prepaid expenses and other current assets	1,163	1,394

Total current assets	95,093	95,079
Property and equipment, net	5,052	5,494
Long-term investments, available-for-sale	7,323	10,554
Intangible assets	834	1,021
Other long-term assets	231	228

Total assets	$108,533	$112,376

Liabilities and stockholders’ equity
Current liabilities	$19,280	$18,494
Other long-term liabilities	492	855
Capital lease obligations, net of current portion	1	2
Total stockholders’ equity	88,760	93,025

Total liabilities and stockholders’ equity	$108,533	$112,376

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
Net revenue	$20,683	$19,296	$16,908
Cost of net revenue	8,267	7,573	6,077

Gross profit	12,416	11,723	10,831
Operating expenses:
Research and development	11,908	10,179	7,866
Selling, general and administrative	6,959	5,849	4,832

Total operating expenses	18,867	16,028	12,698

Loss from operations	(6,451)	(4,305)	(1,867)
Interest income	65	58	93
Interest expense	(19)	(31)	(4)
Other expense, net	(96)	(131)	(51)

Loss before income taxes	(6,501)	(4,409)	(1,829)
Provision (benefit) for income taxes	61	283	(681)

Net loss	$(6,562)	$(4,692)	$(1,148)

Net loss per share:
Basic	$(0.20)	$(0.14)	$(0.04)

Diluted	$(0.20)	$(0.14)	$(0.04)

Shares used to compute net loss per share:
Basic	33,312	33,056	32,037

Diluted	33,312	33,056	32,037

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
GAAP net loss	$(6,562)	$(4,692)	$(1,148)
Stock-based compensation:
Cost of net revenue	18	16	23
Research and development	1,448	1,420	795
Selling, general and administrative	757	726	787

Total stock-based compensation	2,223	2,162	1,605
Share-based bonus plan*	982	—	—
Acquisition of technology licenses	285	275	—
Estimated export compliance costs	1,118	750	—
Income taxes**	—	—	(546)

Non-GAAP net loss	$(1,954)	$(1,505)	$(89)

Shares used in computing non-GAAP basic net loss per share	33,312	33,056	32,037

Shares used in computing non-GAAP diluted net loss per share	33,312	33,056	32,037

Non-GAAP basic net loss per share	$(0.06)	$(0.05)	$(0.00)

Non-GAAP diluted net loss per share	$(0.06)	$(0.05)	$(0.00)

*	Share-based bonus plan for the three months ended March 31, 2012 relates to an accrual related to our performance based bonus plan for 2012, which if we achieve will be settled in stock in 2013.
**	Income taxes for the three months ended March 31, 2011 excludes the related tax effect of stock-based compensation.

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended
	March 31, 2012	December 31, 2011	March 31, 2011
GAAP gross profit as a % of revenue	60.1%	60.8%	64.1%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%

Non-GAAP gross profit as a % of revenue	60.2%	60.9%	64.2%

GAAP loss from operations as a % of revenue	(31.2)%	(22.3)%	(11.0)%
Stock-based compensation:
Cost of net revenue	0.1%	0.1%	0.1%
Research and development	7.0%	7.4%	4.7%
Selling, general and administrative	3.7%	3.8%	4.7%
Share-based bonus plan	4.7%	—	—
Acquisition of technology licenses	1.4%	1.4%	—
Estimated export compliance costs	5.4%	3.9%	—

Non-GAAP loss from operations as a % of revenue	(8.9)%	(5.7)%	(1.5)%

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